EXHIBIT 32.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Alexander Lidow, the Chief Executive Officer of International Rectifier Corporation (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i)                                     the interim report on Form 10-Q of the Company for the fiscal quarter ended September 30, 2003 (the “Report) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 19, 2003

/s/ ALEXANDER LIDOW
Alexander Lidow
Director and Chief Executive Officer